Exhibit 99.1

SELECT INTERIOR CONCEPTS TO SELL ITS RDS SEGMENT TO INTERIOR LOGIC GROUP FOR $215 MILLION

•	$215 million purchase price provides attractive valuation for RDS and to shareholders
•	Transforms balance sheet to debt-free, strong net cash position providing significant financial flexibility
•	Concentrates efforts on maximizing value in the stone and tile distribution market and expands margin profile

Atlanta, Georgia – May 9, 2021 – Select Interior Concepts, Inc. (NASDAQ: SIC), a premier installer and distributor of interior building products, today announced that it has entered into a definitive agreement to sell its Residential Design Services segment (“RDS,”) in an all-cash transaction to Interior Logic Group (“ILG”), a portfolio company of Blackstone. The transaction is valued at approximately $215 million, subject to customary purchase price adjustments, and is expected to close mid-2021, subject to customary closing conditions which includes the receipt of required regulatory approvals. SIC intends to use the proceeds from the transaction to repay all its outstanding indebtedness and capital lease obligations.

For the year ended December 31st, 2020, SIC reported RDS segment revenue of $332.5 million, and RDS’ segment Adjusted EBITDA of $16.7 million representing 12.8x purchase price to 2020 Adjusted EBITDA. For the 12 months ended March 31, 2021, SIC reported RDS segment revenue of $333.5 million; RDS’ segment Adjusted EBITDA was approximately $19.0 million representing 11.3x purchase price to LTM Adjusted EBITDA.1

“When I joined SIC last June, I promised that my highest priority would be to focus on building shareholder value and this transaction is a significant accomplishment towards that objective,” said Chief Executive Officer Bill Varner.  “It unlocks significant value for SIC shareholders and provides us with a clean balance sheet to focus our management on further building shareholder value with our remaining high-margin, fast growing ASG segment. As a leading provider of interior finish and design solutions for the single-family homebuilding market, ILG is a natural fit for RDS’ customers, partners, and employees.   The RDS team has done a terrific job of driving growth and operational improvements, and we are confident that they will continue to thrive as part of the ILG team.”

“We are very excited to continue executing upon our plans for strategic growth, and to welcome the RDS organization to ILG. This acquisition helps ILG to accelerate its growth in key markets, and to deliver greater value to our customers. We will continue distinguishing ourselves by our innovative technology and commitment to grow with our customers through trusted partnerships and relationships,” said Chief Executive Officer Alan Davenport of Interior Logic Group.

2021 Outlook

Upon closing of the transaction, the Company expects full year Adjusted EBITDA of $31 million to $33 million, which excludes RDS’ impact for the year. We expect our total margin profile to improve meaningfully while our capital expenditures requirements decline materially.

RBC Capital Markets, LLC and Truist Securities, Inc. served as financial advisors to SIC and Alston & Bird LLP served as legal advisor to SIC on this transaction.

[1]	Please see the included financial table for a reconciliation of Residential Design Services Adjusted EBITDA, a non-GAAP financial measure, to a comparable GAAP financial measure.

Goldman Sachs & Co. LLC served as exclusive financial advisor, and Kirkland & Ellis LLP served as legal advisor to Blackstone and ILG on this transaction.

CONFERENCE CALL AND WEBCAST DETAILS

The Company will host a conference call today at 10:00 a.m. EDT to discuss the transaction. To participate in the conference call, dial 1-855-327-6838 from the United States, and international callers may dial 1-604-235-2082, approximately 15 minutes before the call. A webcast and presentation will also be available at www.selectinteriorconcepts.com under the investor relations section. A replay of the call and webcast will be available on the Company's website approximately four hours after the completion of the call.

ABOUT SELECT INTERIOR CONCEPTS

Select Interior Concepts is a premier installer and distributor of interior building products with leading market positions in highly attractive markets. Headquartered in Atlanta, Georgia, Select Interior Concepts is listed on the NASDAQ.  The Residential Design Services segment provides integrated design, sourcing and installation solutions to customers, in the selection of a broad array of interior products and finishes, including flooring, cabinets, countertops, and related interior items. The Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as PentalQuartz and MetroQuartz. For more information, visit: www.selectinteriorconcepts.com.

ABOUT INTERIOR LOGIC GROUP

ILG is a leading, data-driven and technology-enabled provider of interior design, supply chain and installation management solutions to several of the nation’s largest single-family homebuilders. The company delivers to homebuilders and prospective homeowners critical information and support during the journey of moving into a new home, and utilizes technology, data, design expertise and supplier relationships to help enable buyers to complete their home purchases. ILG operates across 37 states, providing its capabilities to help enable the completion of nearly 100,000 homes per year.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may include, but are not limited to, statements relating to timing for completion of the proposed transaction and our 2021 Adjusted EBITDA outlook.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to, those factors contained in our most recent Annual Report on Form 10-K (our “Annual Report”) and the other reports we file with the SEC, that may cause the Company’s actual results, level of activity, performance, or achievement to be materially different from the results or plans expressed or implied by such forward-looking statements. All forward-looking statements in this press release are qualified by the factors, risks and uncertainties contained in our Annual Report. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

USE OF NON-GAAP FINANCIAL MEASURES

This press release and the schedules hereto include Adjusted EBITDA for the RDS segment, which is a financial measure that has not been calculated in accordance with accounting principles generally accepted in the United States, or GAAP, and is therefore referred to as a non-GAAP financial measure. We have provided a definition below for this non-GAAP financial measure and have provided tables in the schedules hereto to reconcile this non-GAAP financial measure to the comparable GAAP financial measure.

This press release also includes a forward-looking full year Adjusted EBITDA outlook.  A reconciliation for the forward-looking full-year 2021 Adjusted EBITDA outlook is not being provided, as we do not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.  Our management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported net income and its reported effective tax rate because these items, which could be significant, are difficult to predict and may be highly variable.

We believe that this non-GAAP financial measure provides valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided this non-GAAP financial measure as supplemental information to our GAAP financial measures and believe this non-GAAP measure provides investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and board of directors also use this non-GAAP measure as a supplemental measure to evaluate our businesses and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe this non-GAAP measure also provides meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. This non-GAAP measure should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measure presented by us may not be comparable to similarly titled measures of other companies.

CONTACTS:

Investor Relations:

Joshua Large

(470) 548-7370

ir@sicinc.com

Reconciliation of RDS Income From Operations to Adjusted EBITDA (unaudited). The following table represents a reconciliation of Residential Design Services income from operations (loss), a comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA for the twelve months ending March 31st, 2021 (in millions):

	Twelve Months Ended
(in thousands)	12/31/2020	3/31/2021
Income from operations	$1,615	$3,295
Other expense	(1,641)	(2,375)
Depreciation and amortization	11,578	11,624
Adjustments
Acquisition and integration related costs	$1,318	$2,138
Employee related reorganization costs	1,025	1,003
New branch startup costs	-	5
Other non-operating costs	53	53
Facility closures and divestitures	1,033	1,469
Legal settlements	976	976
Integration and savings initiatives costs	788	810
Total Addbacks	$5,193	$6,454
Adjusted EBITDA	$16,745	$18,998

Adjusted EBITDA is defined as income from operations (loss) before depreciation and amortization , equity-based compensation expense and other costs that are deemed to be transitional in nature or not related to our core operations, including employee related reorganization costs, acquisition and integration related costs, other non-recurring costs, integration and savings initiatives costs, facility closures and divestitures, legal settlements, and other non-operating costs but after other income (expense).